Exhibit 2.1


                            STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement") is entered into this 14th day of February 2003, by and between CJC ENTERPRISES OF NEW YORK, INC., a New York corporation ("CJC"), EUGENE CELLA, having offices at 1206 Middle Country Road, Selden, New York ("Seller") and NEW ENGLAND ACQUISITIONS, INC., a Florida corporation ("Purchaser").

                              W I T N E S S E T H:

     WHEREAS, CJC will shortly open a sound and security store under the name "Jazz Sound & Security" at 387A Main Street, East Moriches, New York (the "Store"); and

     WHEREAS, Cella is the sole holder of the equity interest of CJC; and

     WHEREAS, Seller desires to sell and transfer to Purchaser, and Purchaser desires to purchase and acquire from Seller all of the equity interest in CJC for the consideration and on the terms and conditions herein set forth.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:

                                    ARTICLE 1

                               PLAN OF ACQUISITION

1.1 Shares to be Purchased. On the terms and subject to the conditions set forth herein, effective on the Closing Date (as defined below) Seller shall sell, assign, convey, transfer and deliver to Purchaser, its successors and assigns forever, and Purchaser shall purchase and acquire from Seller, 200 shares of stock, no par value, issued to Seller by CJC (the " CJC Shares"), free and clear of any and all liens, claims and encumbrances.

1.2 Consideration. In full consideration of the sale and transfer of the Shares, Purchaser shall issue to Seller 100,000 shares of Purchasers common stock, $.00001 per share. (the "NEAI Shares") free and clear of any and all liens, claims and encumbrances. In addition, Purchaser shall issue to Seller an additional 50,000 such shares, subject to customary adjustment for stock splits, recapitalizations and similar transactions, per store for each store in addition to the Store opened or franchised by Purchaser pursuant to this Agreement.

1.3 Effective Date and Closing Date. The Effective Date of this Agreement shall be the date this Agreement is executed by each of the parties. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place as of the close of business, New York City time, at the offices of the Seller as hereinabove set forth on a date agreed upon by the parties not more than two days after all of the conditions to Closing set forth herein are satisfied or waived (the date on which the Closing takes place being the "Closing Date") or at such other time and place as the parties hereto shall agree. If the Closing Date has not occurred on or before March 31, 2003, each party shall have the right to terminate this Agreement as hereinbelow provided.

1.4 Execution and Delivery of Closing Documents. At the Closing, (a) Seller will deliver to Purchaser a certificate representing the CJC Shares duly endorsed in blank and (b) Purchaser will deliver to Seller a certificate representing the NEAI Shares registered in the name of Seller. At the Closing, each party also will execute and deliver such other appropriate and customary documents as any other party reasonably may request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing will be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

                                    ARTICLE 2

          REPRESENTATIONS AND WARRANTIES OF SELLER AND CJC Seller and

CJC Jointly And Severally Represent And Warrant To Purchaser As Follows:

2.1     Organization  and  Good  Standing of  CJC.   CJC  is  a  corporation
        duly organized, validly existing and in good standing under the laws of the State of New York.

2.2 Power and Authority. CJC has the corporate power and authority to own, lease and operate its properties and assets and to carry on the business substantially identical to that of Jazz Audio Sound & Security, 1206 Middle Country Road, Selden, New York ("CJC'S Business").

2.3 Authorization and Validity. CJC has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other documents executed or required to be executed by it in connection with this Agreement. This Agreement and the other documents executed or required to be executed by CJC in connection with this Agreement have been duly authorized by all necessary corporate action.

2.4     Binding  Effect.   This  Agreement and the  other  documents  executed
        or required to be executed by CJC and Seller in connection with this Agreement have been or will have been duly executed and delivered by CJC and Seller and are or will be, when executed and delivered, the legal, valid and binding obligations of CJC and Seller enforceable against them in accordance with their terms except to the extent that:

  (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

  (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

  (c) rights to indemnification may be limited by considerations of public policy.

2.5 No Violation. Neither the execution and performance of this Agreement or the agreements described herein nor the consummation of the transactions described herein or therein will:

  (a) result in a violation or breach of (i) the certificate of incorporation or by-laws of CJC; or (ii) any material agreement or other material instrument under which CJC is bound or to which any of its assets or rights are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such assets or rights or the CJC Shares, or

  (b) violate, in any material respect, any applicable law or regulation or any judgment or order of any court or governmental agency.

     CJC has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements, applications, notices, reports and any other filings with respect to CJC's Business.

2.6 Permits and Licenses; Compliance. CJC possesses all necessary governmental licenses, franchises, permits, approvals, authorizations, and rights, whether federal, state, local or foreign, that are necessary for CJC to engage in CJC's Business. CJC is in compliance with all such governmental licenses, franchises, permits, approvals, authorizations, or rights, and all federal, state or local laws or regulations now applicable or reasonably expected to be applicable to it.

2.7 Title to Assets. CJC owns its assets and rights free and clear of all liens, claims and encumbrances and upon consummation of the transactions contemplated hereby, CJC shall retain good and valid title thereto, free and clear of all liens, claims and encumbrances.

2.8 Consents. Other than the consent of Vinny Napoli as landlord of the Store, no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements or transactions contemplated hereby on the part of CJC or Seller.

2.9  Balance  Sheet.   The  Balance sheet of  CJC, (the  "CJC  Balance  Sheet")
     attached hereto as Exhibit 2.9 presents fairly the financial position of CJC as of the date thereof and has been prepared in accordance with generally accepted accounting principles consistently applied. CJC has never had any operations. CJC has no liabilities, either absolute or contingent, other than as set forth on the CJC Balance Sheet.

2.10 Absence of Certain Changes. Since the date of the CJC Balance Sheet, CJC has not, with respect to CJC's Businesses:

  (a)   suffered any material adverse change in its assets;

  (b) mortgaged, pledged or subjected to any lien, lease, security interest or other charge or encumbrance any of its assets;

  (c) suffered any damage or destruction to or loss (whether or not covered by insurance) that could reasonably be expected to or does materially and adversely affect CJC's Business;

  (d) written up or written down the carrying value of any of its assets in any material amounts;

  (e)   waived any material rights or forgiven any material claims; or

  (f) entered into any other commitment or transaction or experienced any other event that is material to this Agreement or to any of the other agreements and documents executed or to be executed pursuant to this Agreement or to the transactions described herein or therein, or that could reasonably be expected to have, or has had, a material adverse effect on its assets or rights.

2.11 Litigation. No legal or administrative or other adversary proceeding or investigation is currently pending against CJC or Seller and, to the best knowledge of CJC or Seller, none is threatened or contemplated by any governmental agency or other third party with respect to CJC or CJC's Business. Neither CJC nor Seller is subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to them or which would affect CJC's Business or the rights of Purchaser hereunder.

2.12 Capitalization.   The  CJC  shares represent,  and  at  the  Closing  will
     represent,  all  of  the outstanding equity securities  of  CJC.   Other
     than Purchaser, no person has, or at the Closing will have, the right to acquire any equity security of CJC.

2.13 Opening of Additional Stores. Purchaser, directly or through one or more subsidiaries, shall have the exclusive right to open additional stores under the name "Jazz Audio Sound & Security" or "Jazz Audio" if Purchaser or any such subsidiary provides the funding reasonably necessary therefor within sixty days of notice of a request for funding is given to Purchaser by CJC or Seller. Such notice shall provide the location of each additional store, the lease terms, sales and net income projections and such other information as shall be reasonably necessary for Purchaser or any such subsidiary to determine if it desires to provide the funding. In the event that Purchaser or all such subsidiaries decline to provide funding for any particular store or stores, such declination shall not constitute a waiver of their right to open and provide funding for any other additional stores, but Seller may then open such specified store independent of Purchaser.

2.14 Franchising. Purchaser, directly or through one or more subsidiaries, shall have the exclusive right to franchise additional stores under the name "Jazz Audio Sound & Security" or "Jazz Audio" provided Purchaser or any such subsidiary provides the funding reasonably necessary therefor within sixty days of notice of a request for funding is given to Purchaser by CJC or Seller. The notice shall include such information as shall be reasonably necessary for Purchaser or any such subsidiary to determine if it desires to provide the funding. In the event Purchaser and all such subdiaries decline to provide such funding, Seller may then franchise additional stores independent of Purchaser.

2.15 Condition  of   Assets.  CJC's assets are in good  working  condition  and repair (except for ordinary wear and tear) for their intended use in the ordinary course of business and conform in all material respects with all applicable ordinances, regulations and other laws and there are no known defects therein.

2.16 Authorized Dealer. CJC is an authorized dealer of the products described in Exhibit 2.16 hereto.

2.17 Marks and Names. CJC is entitled to use all marks and names utilized by the store located at 1206 Middle Country Road, Selden, New York operating as "Jazz Audio Sound & Security" without the payment of any amounts therefor. Purchaser shall make no claim to exclusive use of such name which shall prevent the continuation of the use of such name by any store currently authorized by Seller to do so, nor by any store which seller may be permitted to open pursuant to this Agreement.

2.18 Finder's  Fee.   CJC  has not incurred any obligation  for  any  finder's,
     broker's, or agent's fee in connection with this Agreement or the transactions contemplated hereby.

2.19 Environmental and Other Matters. CJC shall market and install its products with valid permits, licenses, authorizations, certificates, consents, exemptions and approvals (collectively, "Permits") required under any applicable law, rule or regulation relating to or addressing the environment, health, safety or hazardous materials (collectively, "Environmental Law"), including Permits necessary for the operation of CJC's Business. There are no unresolved past or pending, or to CJC's or Seller's knowledge, threatened claims under any Environmental Law against CJC with respect or to CJC's Business or to CJC's or Seller's knowledge are there any circumstances that may form a basis of any such claim.

2.20 Liens on Assets.  There are no liens held by any party on CJC's assets.

2.21 Investment Representations.

  (a) Solely for the purpose of this Section 2.21, the term "NEAI Shares" shall refer to such shares as well as any additional shares issued pursuant to Section 1.2 hereof. The NEAI Shares will be acquired by Seller for his own account and not with a view to or for sale or other disposition in connection with any transaction that will not be exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act") and any applicable state securities laws

  (b) Seller is capable of evaluating the merits and risks of an investment in the NEAI Shares and has such knowledge, experience and skill in financial and business matters that he is capable of evaluating the merits and risks of the investment in NEAI Shares and the suitability of the NEAI Shares as an investment and can bear the economic risk of an investment therein for an indefinite period of time. No representations have been made or can be made with respect to the future value, if any, of the NEAI Shares or the profitability or success of the business of NEAI.

  (c) Seller understands that the NEAI Shares will not have been registered under the Securities Act or any applicable state securities laws, that the NEAI Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the NEAI Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, Seller represents that he is familiar with Rule 144 under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

  (d) Purchaser is aware that Seller will issue "stop transfer" instructions to its transfer agent for the NEAI Shares in connection with the NEAI Shares to the extent customary for securities which are "restricted securities."

  (e) Seller understands that Purchaser is the only person that can register the NEAI Shares under the Securities Act and Purchaser has no obligation or intentions to do so.

  (f) Seller consents to the placement of a legend on the certificate evidencing the NEAI Shares stating that they have not been registered under the Securities Act or under any other applicable securities laws, setting forth or referring to the restrictions on transferability and sale thereof and including placement of any additional language as may be required by applicable state securities laws.

  (g) Seller has downloaded, printed and had the opportunity to carefully review Purchaser's filings made with the Securities and Exchange Commission.

  (h) There have never been any oral or written contracts, understandings, agreements or arrangements pursuant to which the Seller may at any date sell or otherwise dispose of the NEAI Shares or cause the title in the NEAI Shares to vest in any other person or entity.

  (i) There have never been any oral or written contracts, understandings, agreements or arrangements between Seller and any other person or entity by which any such person or entity will benefit in such manner as to be deemed equivalent to an owner of any of the NEAI Shares, including, but not limited to, the application of income or proceeds received from a sale thereof.

                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to CJC and Seller as follows:

3.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

3.2 Power and Authority. Purchaser has the corporate power and authority to own, lease and operate its respective properties and assets and to carry on its respective business as currently being conducted.

3.3 Authority and Validity. Purchaser has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other documents executed or required to be executed by it in connection with this Agreement, and this Agreement and the other documents executed or required to be executed by Purchaser in connection with this Agreement have been duly authorized by all necessary corporate action of Purchaser.

3.4  Binding  Effect.   This  Agreement and the  other  documents  executed  or
     required to be executed by Purchaser in connection with this Agreement have been duly authorized, executed and delivered by Purchaser and are or will be, when executed and delivered, the legal, valid and binding obligations of Purchaser enforceable against it in accordance with their terms except to the extent that:

  (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

  (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

  (c) rights to indemnification may be limited by considerations of public policy.

3.5 No Violation. Neither the execution and performance of this Agreement or the agreements described herein nor the consummation of the transactions described herein or therein will:

  (a) result in a violation or breach of (i) the articles of incorporation or by- laws of Purchaser or (ii) any material agreement or other material instrument under which Purchaser is bound or to which any of the assets of Purchaser are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of Purchaser; or

  (b) violate, in any material respect, any applicable law or regulation or any judgment or order of any court or governmental agency.

     Purchaser has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements, applications, notices, reports and any other filings with respect to Purchaser's business.

3.6 Consents. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements or transactions contemplated hereby on the part of Purchaser.

3.7  Finder's  Fee.   Purchaser has not incurred any obligation  on  behalf  of
     itself or CJC or Seller for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

                                    ARTICLE 4

                           COVENANTS OF CJC AND SELLER

4.1 Employment Agreement. At the Closing, CJC and Seller shall enter into an Employment Agreement in the form attached hereto as Exhibit 4.1.

4.2 Assistance in Preparation of Reports. Subsequent to the Closing, at reasonable requests, CJC and Cella shall assist Purchaser and its accountants and attorneys in the preparation of Purchaser's reports to be filed with the Securities and Exchange Commission, including audited consolidated financial statements, to the extent that such reports
     relate to CJC.   CJC  shall  pay directly or reimburse Purchaser for all
     costs in connection with such reports solely to the extent they relate to CJC.

4.3 Conduct of Business. CJC shall until the earlier of the Closing Date or the termination of this Agreement, conduct CJC's Business in the ordinary course of such business and not alter its reasonable business practice or take or omit to take any action that in any manner could reasonably be expected to adversely affect its revenues; provided, however, that this shall not prevent CJC from making such changes in the manner in which it conducts such business as it deems appropriate in the exercise of its reasonable business judgment.

4.4 Access to Information. From the date hereof until the earlier of the Closing or the termination of this Agreement, upon reasonable notice, CJC shall and shall cause its officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel and representatives of Purchaser reasonable access to the facilities, books and records of CJC and to those officers, directors, employees, managers, members, agents, accountants and counsel of CJC who have any knowledge relating to, and to the books and records of CJC relating to, the Assets and (ii) furnish to such representatives of Purchaser such additional financial and operating data and other information regarding the assets, properties and good will of the Assets or Rights (or legible copies thereof) as Purchaser or such representatives may from time to time reasonably request.

4.5 Purchase of Inventory. CJC shall purchase its inventory from Seller or a corporation designated by Seller is an affiliate at prices equal to 105% of the actual cost thereof to Seller or such affiliated corporation.

                                    ARTICLE 5

                              CONDITIONS TO CLOSING

5.1 Conditions to Obligations of CJC and Seller. The obligations of CJC and Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing of each of the following conditions in all material respects:

  (a) Representations, Warranties and Covenants. The representations and warranties of Purchaser contained in this Agreement shall have been true and correct as of the date they were made or deemed to have been made and shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date, except for such changes as are expressly permitted or contemplated by this Agreement, and other than such representations and warranties as are made as of another date. The covenants and agreements contained in this Agreement to be complied with by Purchaser on or before the Closing Date shall have been complied with. CJC shall have received a certificate from Purchaser to such effect, dated as of the Closing Date and signed by the Chief Executive Officer of Purchaser.

  (b) No Proceeding or Litigation. No legal or regulatory action shall have been commenced or threatened by or before any court or any federal, state or local governmental authority (collectively, "Governmental Authority") against CJC, Seller or Purchaser seeking to restrain or adversely alter the transactions contemplated by this Agreement or which is likely to render it impossible or unlawful to consummate such transactions or which could reasonably be expected to have a material adverse effect on the condition of Purchaser (financial or otherwise) or on its respective assets, properties or prospects.

5.2 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions in all material respects:

  (a) Representations, Warranties and Covenants. The representations and warranties of CJC and Seller contained in this Agreement shall have been true and correct as of the date as of which they were made or deemed to have been made and shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date except for such changes as are expressly permitted or contemplated by this Agreement, other than such representations and warranties as are made as of another date. The covenants and agreements contained in this Agreement to be complied with by CJC and Seller on or before the Closing Date shall have been complied with. Purchaser shall have received a certificate from CJC and Seller to such effect dated as of the Closing Date and signed by Seller and the Chief Executive Officer of CJC.

  (b) No Proceeding or Litigation. No legal or regulatory action shall have been commenced or threatened by or before any Governmental Authority against CJC, Purchaser or Seller seeking to restrain or adversely alter the transactions contemplated hereby or which is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a material adverse effect on the Assets or rights.

                                    ARTICLE 6

                                 INDEMNIFICATION

6.1  Indemnification of CJC and Seller.

  (a) Subject to the terms and conditions of this Article, Purchaser hereby agrees to indemnify, defend and hold each of Seller and CJC and its officers, directors, agents, attorneys and affiliates harmless from and against all losses, obligations, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, "Damages") asserted against or incurred by CJC or Seller or such identified persons by reason of or resulting from (i) a representation or warranty made by Purchaser herein being incorrect or untrue or (ii) a breach by Purchaser of any covenant contained herein or in any of the agreements executed pursuant hereto.

  (b) CJC and Seller agree to cooperate with Purchaser in the event of any settlement negotiated by Purchaser with regard to the indemnification provided herein.

6.2  Indemnification of Purchaser.

  (a) Subject to the terms and conditions of this Article, CJC and Seller hereby agree to indemnify, defend and hold Purchaser and its officers, directors, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by Purchaser or such indemnified persons by reason of or resulting from (i) a representation or warranty made by CJC or Seller herein being incorrect or untrue or
        (ii) a breach by CJC or Seller of any covenant contained herein or in any of the agreements executed pursuant hereto.

  (b) Purchaser agrees to cooperate with CJC and Seller in the event of any settlement negotiated by CJC or Seller with regard to the indemnification provided herein.

  (c) Assertion and Resolution of Indemnification Claim Any permitted indemnities under Sections 6.1 and 6.2 hereof (an "Indemnified Party") shall give notice to the person responsible for indemnification (an "Indemnifying Party") of any claim as to which indemnification may be sought as soon as possible after the Indemnified Party has actual knowledge thereof and the amount thereof, if known. The Indemnified Party shall supply to the Indemnifying Party any other information in the possession of the Indemnified Party regarding such claim, and will permit the Indemnifying Party (at its expense) to assume the defense of any third party claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, and provided further that the failure by the Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent that the Indemnifying Party is damaged as a result of the failure to give notice. If the Indemnifying Party has assumed the defense of a third party claim, the Indemnifying Party shall not be entitled to settle such third party claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, provided that such consent shall not be required if such settlement involves only the payment of money and the claimant provides to the Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, a release from all liability in respect of such third party claim. The Indemnified Party shall have the right at all times to participate in the defense, settlement, negotiations or litigation relating to any third party claim or demand at its own expense. If the Indemnifying Party does not assume the defense of any matter as above provided, then the Indemnified Party shall have the right to defend any such third party claim or demand, and will be entitled to settle any such claim or demand in its discretion for the account or benefit of the Indemnified Party. In any event, the Indemnified Party will cooperate in the defense of any such action at the expense of the Indemnifying Party and the records of each party shall be available to the other with respect to such defense.

6.3  Indemnification of Negligence of Indemnitee. The indemnification  provided
     in  this  Article   shall  be  applicable whether or  not  negligence  of
     the Indemnified Party is alleged or proven.

                                    ARTICLE 7

                                   TERMINATION

7.1 Termination by CJC or Seller. CJC and Seller shall have the right to terminate this Agreement if the conditions in Section 5.1 have not been satisfied or waived by CJC on or before March 31, 2003.

7.2 Termination by Purchaser. Purchaser shall have the right to terminate this Agreement if the conditions in Section (b) have not been satisfied or waived by Purchaser on or before March 31, 2003.

7.3 Termination by Agreement of CJC and Purchaser. CJC and Purchaser may terminate this Agreement at any time by their mutual written consent.

7.4 Damages. If this Agreement is terminated pursuant to Article, the parties shall retain any rights they may have against each other for any breach of any of the terms and conditions of this Agreement.

                                    ARTICLE 8

                                   RESCISSION

8.1 Right to Rescind. Except as expressly otherwise set forth in Section 8.4 hereof, in the event that the aggregate Current Value, as that term is defined in Section 8.2 below, of the NEAI Shares or any securities into which such securities may have become converted and all securities distributed and the value of any other property in connection therewith is less than $250,000 on the first day that the New York Stock Exchange is open for trading subsequent to the one year anniversary of the Closing Date (the "Rescission Date"), Seller shall have the right to rescind his purchase of the NEAI Shares as set forth herein.

8.2 Current Value of a Security. For purposes hereof, Current Value of a security shall be determined as follows:

       (a) If the security is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on NASDAQ or the NASD Bulletin Board, the Current Value of a share or other unit shall be the last reported sale price of such security on such exchange or system or Bulletin Board or if no such sale is made on such day, the average of the closing high bid and low asked prices for such day on such exchange or system; or Bulletin Board; or

       (b) If the security is not so listed or admitted to unlisted trading privileges but bid and asked prices are reported by the National Quotation Bureau, Inc. or any successor thereto, the Current Value shall be the average of last reported high bid and low asked prices reported by the National Quotation Bureau, Inc.; or

       (c) If the Security is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Current Value shall be the book value of a share or other unit thereof as at the end of the fiscal quarter of Purchaser ending immediately prior to the one year anniversary of the Closing Date determined in accordance with generally accepted accounting principles consistently applied.

8.3 Procedure for Rescission. In the event that Seller is entitled to rescind his purchase of the NEAI Shares pursuant to the provisions of this Article and desires to do so, he must give notice to that effect to Purchaser not later than five days subsequent to the Rescission Date (the "Rescission
     Notice").   The Rescission Notice must also state the time, during normal business hours, at Purchaser's then principal business office that Seller shall deliver to Purchaser the NEAI Shares or any securities into which such securities may have become converted and all securities and any other property distributed in connection therewith to Purchaser (the "Rescission Closing"). In the event that Seller duly gives the Rescission Notice to Purchaser and delivers such securities and property to Purchaser in accordance therewith and herewith, Seller shall thereupon deliver to Seller the CJC Shares or any securities into which such securities may have become converted and all securities and any other property distributed in connection therewith.

8.4  Purchaser's   Right   to   Terminate  Seller's   Right   of   Rescission.
     Notwithstanding anything herein to the contrary, in the event that Seller duly gives the Rescission Notice, Seller may at its sole option issue and deliver to Purchaser at the Rescission Closing securities whose then Current Value when added to the then Current Value of the NEAI Shares or any securities into which such securities may have become converted and all securities and the value of any other property distributed in
     connection therewith  is  not  less  than $250,000.   Upon such issuance
     and delivery, Purchaser's right of rescission pursuant to this Article shall terminate and be of no force and effect.


                                    ARTICLE 9

                                  MISCELLANEOUS

9.1  Survival  of  Representations  and Warranties.   The  representations  and
     warranties contained herein shall survive the Closing.

9.2  Expenses.   Each  party  hereto shall pay its  own  expenses  incurred  in connection with this Agreement and the transactions contemplated hereby.

9.3 Entire Agreement. This Agreement and the schedules and exhibits hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions.

9.4  Counterparts.   This  Agreement  may  be  executed  in  any   number   of
     counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

9.5 Notices. All notices, demands, requests, or other communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be addressed as follows:

     If to CJC:

     CJC Enterprises Of New York, Inc.
     1206 Middle Country Road
     Selden, NY


If to Purchaser:

     New England Acquisitions, Inc.
     5 Ridge Road
     Cos Cob, CT 06807

     If to Seller:

     Eugene Cella
     1206 Middle Country Road
     Selden, NY

     Any party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee, with the return receipt, the delivery receipt, the affidavit of messenger, or (with respect to a telecopy or other electronic transmission) the confirmation of receipt being deemed conclusive evidence of such delivery, or at such time as delivery is refused by the addressee upon presentation.

9.1 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, the provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

9.2 Successors and Assigns. This Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.3  Governing  Law.   This  Agreement and the rights and  obligations  of  the
     parties hereto shall be governed, construed and enforced in accordance with the laws of the State of New York and exclusive venue shall lie in the state and federal courts in the State of New York.

9.4 Amendment, Waiver and Other Action. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

9.5 Legal Representation. The parties to this Agreement acknowledge that they have been advised that they should seek and have had the opportunity to seek counsel to review this Agreement and to obtain the advice of such counsel relating thereto.

9.6 Assignment. Neither this Agreement nor any right created hereby shall be assignable by any party hereto without the written consent of the other parties.

9.7 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

9.8 Number and Gender. Whenever the context requires, references in this Agreement to the singular number shall include the plural; the plural number shall include the singular; and words denoting gender shall include the masculine, feminine, and neuter.

9.9 Public Announcements. Except to the extent that CJC or Purchaser or Seller believes on the advice of counsel that public disclosure is required by law, no party to this Agreement shall make, or cause to be made, any press
     release  or public   announcement  in  respect  of  this  Agreement  or
     the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other parties. The parties shall cooperate as to the time and contents of any such press release or public announcement, but if they are unable to reach an agreement as to the time and contents of such press release or public announcement, each shall be free to make such press release or public announcement as it deems necessary.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


          NEW ENGLAND ACQUISITIONS, INC.     CJC ENTERPRISES OF NEW YORK, INC.

          By: /s/ Gary Cella                     By: /s/ Eugene Cella
                  _________________                      __________________
          Its:    President                      Its:    President



                                                     /s/ Eugene Cella
                                                         __________________
                                                         Eugene Cella